EXHIBIT 5.1
BLANKROME
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February 7, 2024

Remark Holdings, Inc.
800 S. Commerce Street
Las Vegas, Nevada 89106

Re:    Registration Statement on Form S-1
Ladies and Gentlemen:

We have acted as counsel to Remark Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (“Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration for resale, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), by the entity named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued pursuant to the terms of that certain purchase agreement, dated as of October 6, 2022, as amended by those certain letter agreements dated as of January 5, 2023; July 12, 2023; August 10, 2023 and September 15, 2023, and by the first amendment dated January 9, 2024 by and between the Company and Ionic Ventures, LLC (“Ionic”) (as amended, the “Purchase Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Purchase Agreement; (iii) resolutions adopted by the Board of Directors of the Company (the “Board”); (iv) the amended and restated certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); (v) the amended and restated bylaws of the Company; and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

We have assumed (i) that each sale or issuance of Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of
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BLANKROME
Remark Holdings, Inc.
June 23, 2023

Delaware (the “DGCL”), (ii) that no more than 20,000,000 shares of the Company’s Common Stock will be sold or issuance pursuant to the Purchase Agreement and (iii) that the price at which the Shares are sold or issued will equal or exceed the par value of the Shares. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares issuable under the Purchase Agreement to be more than the number of shares of Common Stock available for issuance by the Company.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement relating to the issuance and sale of the Shares. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BLANK ROME

BLANK ROME LLP

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